UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2019 (December 20, 2019)

Manufactured Housing Properties Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Main Street, Pineville, North Carolina	28134
(Address of principal executive offices)	(Zip Code)

(980) 273-1702
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Securities registered pursuant to Section 12(b) of the Act: None

 Item 1.01
Entry into a Material Definitive Agreement.

As previously reported, on November 11, 2019, MHP Pursuits LLC, a wholly-owned subsidiary of Manufactured Housing Properties Inc., a Nevada corporation (the “Company”), entered into a purchase and sale agreement (the “Purchase Agreement”) with The ARC Investment Trust, a South Carolina trust (the “Seller”), for the asset purchase of 5 manufactured housing communities located in South Carolina and totaling 181 sites (the “Property”) for a total purchase price of $6,500,000. On December 20, 2019, closing of the Purchase Agreement was completed and the Company’s newly formed wholly owned subsidiary ARC MHP LLC (“ARC”) purchased the Property.

In connection with the closing, on December 20, 2019, ARC entered into a loan agreement (the “Loan Agreement”) with Liberty Bankers Life Insurance Company (the “Lender”) for a term loan in the principal amount of $5,300,000 (the “Loan”) and ARC issued a promissory note to the Lender in the principal amount of $5,300,000 (the “Note”). In connection with the Loan, ARC paid the Lender a commitment fee of $18,655 and an inspection fee of $1,345.

The Note bears interest at a rate of 5.5% per annum. Interest and principal in the amount of $32,546.64 are due and payable on February 1, 2020 and continuing on the first day of the month thereafter (each, a “Payment Date”) until January 1, 2030 (the “Maturity Date”), when the entire remaining unpaid principal balance of the Note and any and all accrued but unpaid interest are due and payable in full. In the event any payment of interest is not paid on the date when due, interest shall accrue thereon on a compounded basis until paid in full. Further, in the event any payment of interest is not paid within ten (10) days of the date when due, ARC shall pay a late payment charge in an amount equal to five percent (5%) of the late payment. In addition, for so long as any Event of Default (as defined in the Note) exists, interest shall accrue on the outstanding principal balance at the Default Interest Rate, and such accrued interest shall be immediately due and payable. The “Default Interest Rate” means a rate per annum equal to the lesser of eighteen percent (18%) or the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by the Lender in accordance with the applicable laws of the State of South Carolina (or applicable United States federal law to the extent that such law permits the Lender to contract for, charge, take, receive or reserve a greater amount of interest than under South Carolina law), taking into account all charges made in connection with the transaction evidenced by the Note and the other Loan Documents (as defined in the Note).

During the first year of the Note, the Note may be paid in full upon thirty (30) days prior written notice to the Lender, on any Payment Date; provided that such prepayment shall be accompanied by a charge of five percent (5%) of the then current principal balance of the Note at the time of such prepayment. This fee will reduce one percent (1% ) each year thereafter to a minimum of one percent (1%), which shall be the prepayment premium payable during the fifth loan year; providing, however, that during the period from sixty (60) days prior to the Maturity Date to the Maturity Date, there will be no prepayment premium and the Note may be prepaid in full without any prepayment charge.

The Loan Agreement contains customary closing conditions and representations and warranties. The Loan Agreement also contains customary financial and other covenants for a loan of this type. The Loan Agreement also contains events of default, including, but not limited to: (i) for failure to make payments under the Note when due; (ii) if any statement, representation, or warranty made by ARC or the Company in the Loan Documents (as defined in the Loan Agreement) or in any writing, or any statement or representation made in any certificate, report, or opinion delivered to the Lender pursuant to the Loan Documents, is false, calculated to mislead, misleading, or erroneous in any material respect at the time made; (iii) if ARC shall (a) execute an assignment for the benefit of creditors, or (b) become or be adjudicated as bankrupt or insolvent, or (c) admit in writing its inability to pay its debts generally as they become due, or (d) apply for or consent to the appointment of a conservator, receiver, trustee, or liquidator of it or all or a substantial part of its assets, or (e) file a voluntary petition seeking reorganization or an arrangement with creditors or to take advantage or seek any other relief under any Debtor Relief Law (as defined in the Loan Agreement), or (f) file an answer admitting the material allegations of or consenting to, or default in, a petition filed against it in any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceedings, or (g) institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of its debts, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of the Lender granted in any of the Loan Documents (as defined in the Loan Agreement); (iv) if ARC shall involuntarily (a) have an order, judgment, or decree entered against it by any tribunal pursuant to any Debtor Relief Law that could suspend or otherwise affect any of the rights granted to the Lender in any of the Loan Documents (as defined in the Loan Agreement), or (b) have a petition filed against it or any of its property seeking the benefit or benefits provided for by any Debtor Relief Law that would suspend or otherwise affect any of the rights granted to the Lender in any of the Loan Documents (as defined in the Loan Agreement); (v) upon the failure to have discharged or bonded off within a period of sixty (60) days after the commencement thereof any attachment, sequestration, or similar proceedings against any of the material assets of ARC or the Company; (vi) upon the dissolution of ARC for any reason whatsoever; (vii) if a default or event of default shall occur and be continuing after the expiration of any applicable grace, notice, and cure periods under any other written agreement or Loan Document (as defined in the Loan Agreement) between the Lender and ARC; and (viii) for the failure or refusal of ARC or the Company to properly perform, observe, and comply with any covenant or agreement contained in the Loan Agreement. The foregoing events of default are subject to certain grace, notice, and/or cure periods pursuant to the provisions of the Loan Agreement.

The Loan Agreement contains a cross-default provision, whereby a default under (i) a loan from the Lender to Chatham Pines MHP LLC in the original principal amount of $1,395,000.00; (ii) a loan from the Lender to Maple Hills MPH LLC in the original principal amount of $2,800,000.00; (3) a loan from the Lender to Hunt Club MHP LLC in the original principal amount of $1,463,000.00; and (iv) a loan from the Lender to Crestview MPH LLC in the original principal amount of $4,200,000.00 will constitute a default under the Loan Agreement.

The Loan is secured by the Property, pursuant to a mortgage of real estate, security agreement and financing statement and ARC pledged the leases and rents for each parcel comprising the Property pursuant to an assignment of rents and leases. The Loan is guaranteed by the Company pursuant to a limited guaranty executed by the Company.

The foregoing summary of the terms and conditions of the Loan Agreement and the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.2 and 10.3, respectively, which are incorporated herein by reference.

Item 2.01
Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 with respect to the Loan Agreement and the Note is incorporated by reference into this Item 2.01.

Item 8.01
Other Information.

On December 27, 2019, the Company issued a press release announcing the closing of the transactions contemplated by the Purchase Agreement. The press release is furnished herewith as Exhibit 99.1.

Item 9.01
Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of business acquired will be filed by an amendment to this Form 8-K within 71 calendar days of the date hereof.

(b) Pro forma financial information

Pro forma financial information will also be filed by an amendment to this Form 8-K within 71 calendar days of the date hereof.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Purchase and Sale Agreement, dated November 11, 2019, between MHP Pursuits LLC and The ARC Investment (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on November 15, 2019)

10.2	Loan Agreement, dated December 20, 2019, between ARC MHP LLC and Liberty Bankers Life Insurance Company
10.3	Promissory Note issued by ARC MHP LLC to Liberty Bankers Life Insurance Company on December 20, 2019
99.1	Press Release issued on December 27, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2019	MANUFACTURED HOUSING PROPERTIES INC.

	By:	/s/ Raymond M. Gee
Raymond M. Gee
Chief Executive Officer